Exhibit 10.4

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 (this “Amendment”) to the Credit Agreement, dated as of September 30, 2005 (as amended by Amendment No. 1, dated as of June 14, 2006 and Amendment No. 2, dated October 31, 2006, and subject to a Consent and Waiver No. 3, dated as of October 31, 2006, and Waiver No. 4, dated as of March 30, 2007, the “Credit Agreement”), and entered into by and among Duff & Phelps, LLC (the “Borrower”), Duff & Phelps Acquisitions, LLC, as one of the guarantors (“Holdings”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”) and General Electric Capital Corporation, in its capacity as Administrative Agent (the “Administrative Agent”) for its own benefit and the benefit of the Lenders, is dated as of August 31, 2007 and entered into by and among Borrower, the other Loan Parties signatory hereto, the Lenders signatory hereto and Administrative Agent.

R E C I T A L S:

WHEREAS, Borrower has advised Administrative Agent and Lenders that the Borrower intends to consummate on or prior to December 31, 2007 a firm commitment, underwritten initial public offering of the Borrower’s Class A Common Stock registered pursuant to the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 23, 2007 (Registration No. 333-143205) (the “Registered Offering”);

WHEREAS, Borrower has advised the Administrative Agent and Lenders that Borrower will enter into a Stock Purchase Agreement, with Shinsei Bank Limited (the “Shinsei Stock Purchase Agreement”) substantially in the form attached as Exhibit 1 hereto, with such changes to such form prior to execution and delivery thereof as may be approved by the Administrative Agent (such approval not to be unreasonably withheld and not to be required for the insertion of the purchase price) pursuant to which Shinsei Bank Limited will purchase Class A Common Stock of the Borrower and may in connection therewith acquire certain promissory notes of Holdings;

WHEREAS, Borrower has requested that the Required Lenders amend the Credit Agreement so that the requirement under Section 2.8(b) of the Credit Agreement that Borrower apply a portion of the Net Cash Proceeds of any Equity Issuance  to the prepayment of the Obligations shall not apply to the Net Cash Proceeds of the Registered Offering or to the Net Cash Proceeds of the issuance of Class A Common Stock to Shinsei Bank Limited under the Shinsei Stock Purchase Agreement; and

WHEREAS, the Lenders whose signatures appear below are willing to agree to such request and the Lenders whose signatures appear below and Administrative Agent are willing to enter into such amendment upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof the Loan Parties, the Lenders whose signatures appear below and Administrative Agent agree as follows:

Section 1.

DEFINITIONS

1.1           Defined Terms.  Unless otherwise provided all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2.

AMENDMENT

2.1           Amendments.  Subject to the satisfaction of the conditions set forth in Section 3, the Credit Agreement is hereby amended as follows:

(a)           The following terms are added to Section 1.1 of the Credit Agreement in their respective appropriate alphabetical places:

“Amendment No. 5” means Amendment No. 5, dated as of August 31, 2007, to this Agreement.

“Class A Common Stock” means Class A Common Stock, par value $.01 per share of Duff & Phelps Corporation.

“First Shinsei Note” means the “Note” as such term is defined in the Shinsei Stock Purchase Agreement.

“Second Shinsei Note” means the “New Note” as such term is defined in the Shinsei Stock Purchase Agreement.

“Registered Offering” means  a firm commitment, underwritten initial public offering of Class A Common Stock registered pursuant to the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 23, 2007 (Registration No. 333-143205) and consummated on or prior to December 31, 2007.

“Shinsei” means Shinsei Bank, Limited, a Japanese corporation.

“Shinsei Notes” means each of the First Shinsei Note and the Second Shinsei Note. attached as Exhibit C and Exhibit D, respectively, to the Shinsei Stock Purchase Agreement.

“Shinsei Stock Purchase Agreement” means the Stock Purchase Agreement substantially in the form of Exhibit 1 to Amendment No. 5, with such changes to such form prior to execution and delivery thereof as may be approved by the Administrative Agent (such approval not to be unreasonably withheld and not to be required for the insertion of the purchase price) by and among the Borrower, Holdings and  Shinsei.

(b)           The definition of “Change of Control” appearing in Section 1.1, is amended and restated in its entirety as follows:

“Change of Control” means the occurrence of any of the following: (a) prior to the consummation of the Registered Offering, (i) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis) or (ii) any Permitted Investor shall cease to own and control legally and beneficially at least 50% of the Stock of Holdings beneficially owned and controlled by such Permitted Investor on the Closing Date, (b) following the consummation of the

Resisted Offering, (i) any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as amended), other than any combination of the Permitted Investors or any “group” including any Permitted Investors, shall have acquired the beneficial ownership of 35% or more on a fully diluted basis of the Voting Stock of Holdings; and the Permitted Investors shall own, directly or indirectly, less than such “person” or “group” on a fully diluted basis of the Voting Stock of Holdings; or (ii) continuing directors shall cease for any reason other than death or disability to constitute a majority of the directors of Holdings then in office, where “continuing director” means, at any date of determination, each individual director of Holdings who (x) has been a member of such board in the period of twelve successive calendar months last ended prior to such date or (y) whose nomination for election by the directors of Holdings was approved by a vote of at least a majority of the directors who were continuing directors at the time of such nomination, (c) Holdings shall cease to own and control legally and beneficially (directly or indirectly) all of the Voting Stock of the Borrower, or (d) a “Change of Control” or any term of similar effect, as defined in any document governing Indebtedness of any Group Member having a principal amount in excess of $5,000,000 shall occur.

(c)           Section 2.8(b) of the Credit Agreement is amended by replacing the first parenthetical phrase appearing therein with the following:

(other than (A) any issuance of Stock of such Loan Party occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries, (B) any issuance of Stock to the Permitted Investors, their respective Affiliates or co-investors, (C) any issuance of Stock in connection with Permitted Acquisitions, (D) any issuance of Class A Common Stock pursuant to the Registered Offering and (E) any Issuance on or prior to November  30, 2009 of Class A Common Stock pursuant to the Shinsei Stock Purchase Agreement).

(d)           Section 8.1(h) of the Credit Agreement is amended by inserting the phrase “less the then outstanding principal amount of the Shinsei Notes (but in no event shall the amount be less than zero)” immediately after each of the dollar figures appearing in the table in such section.

(e)           Section 8.1 of the Credit Agreement is amended by (i) deleting the word “and” after the semicolon ending paragraph (l), (ii) adding immediately prior to the period ending Section 8.1 the phrase “; and” and (iii) adding immediately after such phrase the following: “(n) to the extent constituting Subordinated Debt, Indebtedness of Holdings evidenced by the First Shinsei Note, and following exchange and cancellation thereof, by the Second Shinsei Note”.

(f)            Section 8.5(c) of the Credit Agreement is amended by (i) deleting the word “and” that follows the semicolon ending clause (vi) thereof, (ii) adding immediately after the semicolon ending clause (v) thereof the word “and” and (iii) adding immediately after such word the following: “(vi) so long as no Event of Default is continuing or would arise therefrom, the payment of interest at the times and in the amounts required by the Shinsei Notes;”.

(g)           Section 8.5 of the Credit Agreement is amended by (i) deleting the word “and” following the semicolon ending paragraph (c) thereof, (ii) adding immediately prior to the period ending paragraph (d) thereof the phrase “; and” and (iii) adding immediately after such phrase the following: “(e) the redemption of Stock of Holdings with the proceeds of the Class A Common Stock issued pursuant to the Registered Offering”.

(h)           Section 8.6(c) of the Credit Agreement is amended and restated in its entirety as follows:

(c)            (i) make regularly scheduled or otherwise required repayments or redemptions of Subordinated Debt (other than the Shinsei Notes) to the extent permitted by the subordination provisions thereof, and (ii) (x) convert a Shinsei Note into Class A Common Stock in accordance with the terms of the Shinsei Stock Purchase Agreement or (y) exchange the First Shinsei Note for the Second Shinsei Note in accordance with the Shinsei Stock Purchase Agreement.

(i)            Section 8.9 of the Credit Agreement is amended by (i) replacing the word “and” appearing immediately before the designation “(g)” appearing therein with a comma, and (ii) inserting immediately prior to the period ending such section the following: “; (h) the redemption of the Stock of Holdings pursuant to Section 8.5(e); and (i) transactions with Shinsei in accordance with and as required by the Shinsei Stock Purchase Agreement”.

(j)            Section 8.11(b) of the Credit Agreement is amended and restated in its entirety as follows:

(b)           waive or otherwise modify any term of any Subordinated Debt (including the Shinsei Notes) if the effect thereof on such Subordinated Debt is to (i) increase the interest rate, (ii) change the due dates for principal or interest, other than to extend such dates, (iii) modify any default or event of default, other than to delete it or make it less restrictive, (iv) add any covenant with respect thereto, (v) modify any subordination provision, (vi) modify any redemption or prepayment provision, other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (vii) materially increase any obligation of any Group Member or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Group Member or any Secured Party; or . . .

(k)           Section 8.11 of the Credit Agreement is amended by adding the following paragraph (c) at the end thereof:  “(c) waive or otherwise modify any term of the Shinsei Stock Purchase Agreement in any manner that is materially adverse to the interest of any Group Member or the Lenders.”

(l)            Section 9.1(c) of the Credit Agreement is amended by inserting the phrase “(and except in the case of any failure to comply with any Subordination Agreement)” immediately after the phrase “if, in the case of this clause (ii)”.

Section 3.

CONDITIONS TO EFFECTIVENESS

The amendments provided in Section 2.1 shall become effective on the date (the “Effective Date”) that the following conditions have been satisfied in full or waived by the Required Lenders:

(a)           Administrative Agent shall have received one or more counterparts of this Amendment No. 5 executed and delivered by the Loan Parties, the Required Lenders and Administrative Agent.

(b)           There shall be no continuing Default or Event of Default and the representations and warranties of the Loan Parties contained in the Loan Documents, shall be true and correct in all material respects as of the Effective Date or such other specific date as of which any such representation or warranty is by its terms made.

Section 4.

LIMITATION ON SCOPE

Except as expressly amended hereby, the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any Loan Party requiring the consent of Administrative Agent or Lenders except to the extent specifically provided for herein.  Administrative Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against any Loan Party for any existing or future Defaults or Events of Default.

Section 5.

MISCELLANEOUS

(a)           Each Loan Party hereby represents and warrants as follows:

(i)            this Amendment No. 5 has been duly authorized and executed by such Loan Party and the Credit Agreement, as amended by this Amendment No. 5 is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as (1) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors in general and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and

(ii)           Such Loan Party repeats and restates the representations and warranties of such Loan Party contained in the Credit Agreement as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Amendment No. 5.

(b)           This Amendment No. 5 is being delivered in the State of New York.

(c)           Each Loan Party hereby ratifies and confirms that the Credit Agreement as amended hereby remains in full force and effect.

(d)           Each Loan Party agrees that all Loan Documents, as amended hereby or otherwise amended in connection herewith, remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 5 and all other Loan Documents and that nothing contained in this Amendment No. 5 shall constitute a defense to the enforcement of any Loan Document.

(e)           This Amendment No. 5 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(f)            All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as amended by this Amendment No. 5 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(g)           This Amendment is a “Loan Document” and each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 5”: Section 12.13 (Governing Law), Section 12.14 (Jurisdiction), Section 12.15 (Waiver of Jury Trial) and Section 12.16 (Severability).

[Signature page is next page]

Witness the due execution hereof by the respective duly authorized officers of the undersigned of this Amendment No. 5 to the Credit Agreement as of the date first written above.

DUFF & PHELPS, LLC
as Borrower

By:	/s/ Jacob Silverman
Name:	Jacob Silverman
Title:	Chief Financial Officer

DUFF & PHELPS ACQUISITIONS, LLC
as Holdings

By: DUFF & PHELPS HOLDINGS LLC
its Member

By:	/s/ Noah Gottdiener
Name:	Noah Gottdiener
Title:	Member

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent, L/C Issuer, and Lender

By:	/s/ Andrew Crain
Name:	Andrew Crain
Title:	Duly Authorized Signatory

Amendment No. 5 to Credit Agreement

LASALLE BANK NATIONAL ASSOCIATION,
as Syndication Agent and a Lender

By:	/s/ Emily Eigel
Name:	Emily Eigel
Title:	Vice President

Amendment No. 5 to Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Lawrence P. Eyink
Name:	Lawrence P. Eyink
Title:	Director

Amendment No. 5 to Credit Agreement

SOVEREIGN BANK, as a Lender

By:	/s/ Christine Gerula
Name:	Christine Gerula
Title:	Senior Vice President

Amendment No. 5 to Credit Agreement

CONSENT AND REAFFIRMATION

                The undersigned (“Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 5; (ii) consents to Borrower’s execution and delivery thereof and approves and consents to the transactions contemplated thereby; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify or diminish in any respect whatsoever its obligations under the Guaranty and the other Loan Documents to which it is a party and reaffirms that such Guaranty is and shall continue to remain in full force and effect.  This acknowledgement by the Guarantor is made and delivered to induce Agent and Lenders to enter into Amendment No. 5, and the Guarantor acknowledges that Agent and Lenders would not enter into Amendment No. 5 in the absence of the acknowledgements contained herein.  Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Guarantor understands that Agent and Lenders have no obligation to inform Guarantor of such matters in the future or to seek Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment No. 5 to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

                IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of Amendment No. 5.

DUFF & PHELPS ACQUISITIONS, LLC
as Holdings

By:	DUFF & PHELPS HOLDINGS LLC
its Member

By:	/s/ Noah Gottdiener
Name:	Noah Gottdiener
Title:	Member

Amendment No. 5 to Credit Agreement